SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 23, 2021

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COEPTIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56194	84-3998117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

Formerly Vinings Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.02 Entry into a Material Definitive Agreement

On August 23, 2021, Coeptis Pharmaceuticals, Inc. (“Coeptis”), our wholly-owned subsidiary, entered into an agreement with Burke Therapeutics, Inc. (“Burke”) pursuant to which the supply and distribution rights previously granted by Coeptis to Burke related to Coeptis’ Consensi product was terminated. Pursuant to the termination agreement, the related pharmacovigilance and quality agreements that were entered into in connection with the original supply agreement were also terminated. Pursuant to the termination agreement, both parties acknowledged that neither party has any further obligations to the other under any of the terminated agreements, and Burke agreed to immediately cease all of its marketing efforts related to Consensi. The termination was based on the mutual determination by both parties, and no termination penalties were incurred by Coeptis or Burke.

The termination agreement has not been filed as an exhibit to this Current Report on Form 8-K pursuant to Item 601(b)(10) of Regulation S-K. We hereby undertake to furnish supplementally a copy of the termination agreement upon request by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEPTIS THERAPEUTICS, INC.

Date: August 27, 2021	By:	/s/ David Mehalick
Name: David Mehalick
Title: Chairman

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